EXHIBIT 10.1

             RESELLER AGREEMENT BETWEEN INNOVATION SOFTWARE LIMITED AND WORLDWIDE STRATEGIES INCORPORATED DATED MARCH 13, 2007


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                  RESELLER AGREEMENT

                  BETWEEN
                  INNOVATION SOFTWARE LIMITED

                  AND
                  WORLDWIDE STRATEGIES INC












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RESELLER AGREEMENT BETWEEN: -


INNOVATION SOFTWARE LIMITED

AND: -
WORLDWIDE STRATEGIES INC
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This Agreement is made the     13 March 2007      between:-

INNOVATION SOFTWARE LIMITED
9, New Road, Rochester, Kent ME1 1BG
(hereinafter referred to as "IS")

And

WORLDWIDE STRATEGIES INC  OF:-


(hereinafter referred to as the "Reseller")
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..It is hereby agreed as follows:-

1. Reseller shall be appointed by IS to distribute the Innovation Software product range to Resellers or End Users situated in the United States of America, and other territories to be agreed between both parties from time to time as specified in Schedule 1 hereto and on the terms and conditions contained therein for a period of 1 year from the date hereof.

2. Reseller will at all times use all reasonable endeavours to promote and extend the sales of the software to all potential purchasers thereof, and agrees to promote only Innovation products to any prospective customer, details of which have been provided by Innovation Software Limited.

3. Reseller will provide the name, contact name, telephone number, and address of all purchasers of the products, together with proposed modules and numbers of users on placing orders for product with IS.

4. Reseller agrees that in all transactions or dealings relating directly or indirectly to the performance of this agreement Reseller will act as a Principal and not as an Agent for IS

5. Reseller agrees to use only those items of printed matter or other means of advertising the Innovation product range as are approved in writing by the supplier. If Reseller should be in breach of this clause, IS shall have the right to terminate this agreement upon the giving of 7 days written notice.

6. Reseller agrees not to modify any marketing material provided by IS on CD-ROM without the express written agreement of IS. IS will be entitled to terminate this agreement on the giving of 7 days written notice if Reseller is in breach of this clause.

7. No condition is made or to be implied, nor is any warranty given or to be implied that the software supplied will be suitable for any particular use by Reseller or its customers, regardless of whether or not such use or uses are made known to IS, unless expressly agreed in writing.

8. Save as expressly agreed in writing between IS and Worldwide Strategies Inc IS shall not be liable to Reseller either in contract or in tort for any loss either of a direct or consequential nature suffered by Reseller on account of any omission on the part of IS, save in so far as this clause does not exclude the User's rights under English Law.

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9.   The Supplier reserves, in accordance with Section 19 of the Sale of Goods
     Act 1979, the right of disposal of and retains all right and title to the software packages delivered to Reseller until the time of receipt by the supplier of all sums payable in respect there of and any other sums due from Reseller at the date of delivery on any other accounts. Until such payment Reseller shall hold and store the packages as bailee for IS and in such place and way that the packages are identifiable as belonging to IS and shall deliver up to IS upon IS's request made at any time after the delivery date. If Reseller shall sell the goods prior to making payment in full for them the beneficial entitlement of the Supplier therein shall attach to the proceeds of such sale or to the claim for such proceeds.

10. Reseller agrees to settle all invoices for software purchased from Innovation Software Limited within 30 days from the date of each invoice. IS shall have the right to terminate this agreement on giving Reseller written notice if Reseller is in default of their payment obligations for a period of more than 7 days, and, having received such written notice, has not settled the outstanding account within a further 7 days.

11. 50% of the costs for Consultancy or Training Course fees are payable with order (or as otherwise expressly agreed in writing), and are not refundable if the booking is cancelled without less than 10 working days notice prior to the date upon which such Consultancy or Training days were to be given.

12. IS commit to providing the core Innovation Software products known as Innovation 360(0) CRM, CreditForce, MailForce, BuyingForce and the Enterprise Document Management System integrated with the Scheduled Accounting Software. IS further commit to providing upgrades to the core products to operate with new releases of the Scheduled Accounting Software, Microsoft Office, Microsoft SQL Server, and Microsoft Windows NT within 3 months of receiving a request so to do from Reseller together with copies of the new Scheduled Accounting Software or Microsoft product software (in the unlikely event that IS did not already have these).

13. IS will provide software support service to Reseller and, as necessary, to Reseller's Resellers, Reseller's End Users, and Reseller's End Users in accordance with the Software Support Agreement that forms Schedule 2 to this Contract.

14. This contract shall be in force for a period of one year from the date hereof. Unless terminated for any reason set forth above entitling IS to terminate the agreement summarily, following the expiration of the first year term, and unless the contract is renewed, this contract may be terminated by either party on the giving of 30 days written notice. In the event that IS do not renew the contract, or the contract is terminated for whatever reason, Reseller shall agree to give up to IS copies of all software, Advertising and marketing material, and manuals still in Reseller's possession. IS agree to take on any support contracts for IS products subject to receiving payment for the un-expired portion of each support contract from Reseller. Reseller will cease to have any responsibility for any such contracts so transferred to IS.

15. Users of IS Software will be under no obligation to upgrade to current versions of the software unless they expressly wish so to do. Previous versions of the software will be supported for a minimum of 5 years from the date of purchase.

16. Innovation Software acknowledges that pricing for world markets may differ from UK pricing. Reseller will agree not to set world pricing without reference to IS.

17. Reseller agrees not to make any offer of employment to any member of IS's staff, and IS agree not to make any offer of employment to Reseller's staff for a period of 1 year following the termination of this agreement, unless permission to make such offer is communicated in writing, and agreed to by the other in writing.

18. IS agree to enter into Escrow Agreements if required by Reseller's clients in accordance with the terms and conditions of IS's then current Escrow Agreement (which is based substantially on the terms and conditions set forth in the National Software Repository's agreement). All costs associated with the establishment and operation of the Escrow agreement will be born by Worldwide Strategies Inc including IS's own reasonable expenses, a fixed quotation for which will be given at the time such Escrow agreements are required.


INNOVATION SOFTWARE LIMITED-SUPPORT & SOFTWARE MAINTENANCE CONTRACT-TERMS AND CONDITIONS

19. The Reseller will be invoiced for a period of twelve months in respect of each End Users Support Contract on the expiry of 30 days from the date upon which the licenses for the use of the software were issued to the End User by IS (hereinafter referred to as the "commencement date") and thereafter, unless otherwise stated, on the anniversary of the commencement date.

THE  PROVISION OF SOFTWARE SUPPORT SHALL BE ON THE FOLLOWING TERMS AND
CONDITIONS:

RESPONSE ARRANGEMENTS

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20.  The Resellers and Reseller will provide First line Support to End Users and
     Resellers respectively. Management Innovation Software uses a computer based Support Logging system, and will provide support directly to Worldwide Strategies Inc unless it appears necessary for contact to be made directly with the Client or Reseller.

21. In the event that Reseller or Reseller requires support or assistance in respect of the supported Software one of Reseller or Resellers Nominated Staff, will e- Innovation Software Limited telephone support centre and request support.

22. Support cases will initially be logged by the Support Desk and given a Log Number. The support Logs are stored by Number within Client Contact Record (i.e. Client Staff Member) within Client.

23. Innovation Software Limited undertakes to use its best endeavours to resolve whether Software Support or Equipment Maintenance, as the case may be, is required.

24. Reseller or Reseller may change 'Nominated Staff' after first notifying Innovation Software Limited of such changes. Any 'Nominated Staff should have received relevant training on the Innovation Software products.

INNOVATION SOFTWARE LIMITED OBLIGATIONS

25. Innovation Software Limited undertakes to provide Software Support in the form of counsel and advice on the telephone on any problem reported by Reseller's Nominated Staff on the functioning of the software. Such advice shall initially be provided by telephone followed by, if appropriate, electronic fault reporting and remote diagnostics and finally by on-site visit if deemed necessary by Innovation Software Limited.

26. Innovation Software Limited undertakes to use its best endeavours to respond to Reseller's request for service within the response time stipulated overleaf and during normal working hours in the United Kingdom. Normal working hours are Monday to Friday, 09.00 hours to 17:30 hours excluding bank and public holidays.

27. The above mentioned service is provided on the basis that there is a working ADSL or VPN link between the Client site and Innovation Software Limited to enable electronic fault reporting and remote diagnostics. In the absence of this link for whatever reason outside the control of Innovation Software Limited, all on-site work will be charged at Innovation Software Limited prevailing hourly rates at Innovation Software Limited's discretion.

28. Innovation Software Limited will provide Reseller with upgrades for software as listed in the Schedule as part of the Distribution Agreement, at the charge level published in the Distribution contract between Innovation Software Limited and Reseller. Reseller's 'Nominated Staff' should be able to install and upgrade the software provided. Alternatively, on-site installation or upgrade by a member of Innovation Software Limited Staff will be charged at the prevailing daily or half-daily rates at Innovation Software Limited discretion.

EXCLUSIONS

29. On-site Software Support visits are not included within this agreement if the reported problem is the result of operator error or where caused by interaction with other equipment or software unsupported by this or any other Innovation Software Limited agreement or where caused by the interaction of an outside agency.

30. Where Innovation Software Limited is requested to rectify such problems by on-site visits this will be undertaken at Innovation Software Limited prevailing daily or half-daily rates applicable at Innovation Software Limited discretion.

RESELLER'S OBLIGATIONS

31. Reseller shall ensure that its Resellers and Reseller's Clients are advised of and encouraged to adopt all necessary maintenance and backup procedures that would normally be adopted by a prudent user to protect the Software and as specified by Innovation Software Limited.

32. Should Reseller, it's Resellers, or Reseller's Clients make any movement of, alteration or attachment to the software without Innovation Software Limited written approval (which will not be unreasonably withheld) then Innovation Software Limited responsibility for maintenance thereof shall be as agreed between the parties and in the absence of agreement Innovation Software Limited shall have no such responsibility.

PAYMENTS AND CHARGES
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33.  Subject to paragraph (b) of this Clause the charges specified on the
     Schedule overleaf will be payable within thirty days of receipt of invoice by Reseller. If payment is not received by Innovation Software Limited on the date due, Management Innovation Systems Limited shall be entitled to terminate this Agreement forthwith within 7 days of giving written notice to Reseller without prejudice to any rights which may exist under statute or at law.

34. If Reseller shall be in default of any of its obligations under this or any other agreement with Management Innovation Systems Limited or if any distress or execution shall be levied upon Reseller's property or assets, or if Reseller shall make or offer any arrangement or composition with creditors, or commit any act of bankruptcy or if any petition or receiving order in bankruptcy, shall be presented or made against it, or if Reseller is a limited company and any resolution or petition to wind up Reseller (other than for the purpose of amalgamation or reconstruction), shall be passed or presented, or if a receiver or administrative receiver is appointed over the undertaking, property or assets or any part thereof, or if an administration order is applied for and/or granted over the assets of the company, Management Innovation Systems Limited may forthwith, without notice, suspend services and/or terminate this Agreement and Management Innovation Systems Limited shall be entitled to retain the whole of any payments made by Reseller.


INNOVATION SOFTWARE LIMITED LIABILITY

35. Management Innovation Systems Limited shall not be liable in respect of failure to provide Software Support hereunder where such failure is due to circumstances beyond the reasonable control of Management Innovation Systems Limited.

36. Innovation Software Limited will accept liability to the extent that it results from the negligence of the company for the death or injury to any of the Customer's or Reseller's staff without limit ;and physical damage to or the loss of the Customer's or Reseller's tangible property up to the amount of (pound) 250,000 in respect of each incident or series of connected incidents.

37. In all other cases Innovation Software Limited's liability (whether in contract, tort including negligence or otherwise) under or in connection with this Agreement or based on any claim for indemnity or contribution will not exceed the value of the Annual Support Contract fee paid by the individual Customer.

38. All warranties whether express or implied by law and all liabilities of Innovation Software Limited howsoever arising other than those specially undertaken in this Agreement are hereby excluded, including any liability for indirect or consequential loss of profits or contracts.


GENERAL
39. Management Innovation Systems Limited may assign this agreement by giving Reseller not less than 30 days notice of its intention to do so. The terms of this contract will be transferred from IS to the assignee from the time of assignation and will remain binding, including all agreed charges.

40. Innovation Software Limited may subcontract the services provided under this agreement either in whole or in part but such sub-contracting will not relieve IS from its obligations under this agreement and will not increase the charges made by Innovation Software to Reseller for any such services

41. This Agreement cannot be assigned by Reseller without prior written consent of Innovation Software Limited.

42. Innovation Software Limited shall not be liable for any delays in meeting any of its obligations under this Agreement which were due to causes beyond its reasonable control.

43. Any notices hereunder shall be sent by first class post to the last known address of Innovation Software Limited or Reseller's address shown overleaf (as appropriate) and any such notice shall be deemed to have been served on the expiry of forty-eight hours after posting.

44. This agreement shall be renewed automatically upon each anniversary of the date on which it was first entered into unless 30 days written notice is given prior to such anniversary date.

45. No other document shall form part of this Agreement unless so agreed in writing by Innovation Software Limited and Reseller. Neither of the parties hereto shall be bound by any variation, waiver or addition to these terms and conditions save only as may be agreed by both parties in writing. Reseller's terms and conditions (if any) insofar as they may differ from these terms and conditions shall not be binding on Management Innovation Systems Limited and shall form no part of this Agreement.


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46.  This Agreement shall be governed and construed in all respects in accordance with the laws of England and the parties hereby submit to the exclusive jurisdiction of the English Court.


AS WITNESS THE HAND OF THE PARTIES OR THEIR DULY AUTHORISED REPRESENTATIVE THE DAY AND YEAR FIRST ABOVE WRITTEN.


SIGNED:                                 SIGNED:
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ON BEHALF OF: INNOVATION SOFTWARE       ON BEHALF OF: RESELLER
LIMITED.


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